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                                                                     EXHIBIT 1.3
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               (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                   CHINA EASTERN AIRLINES CORPORATION LIMITED
           (A joint stock limited company incorporated in the People's
                   Republic of China with limited liability)

                     NOTICE OF 2002 ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the 2002 Annual General Meeting of China Eastern Airlines Corporation Limited (the "Company") will be held at Bai Hua Hall, Fourth Floor, 2nd Door, Pine City Hotel, 8 Dong'an Road, Shanghai, The People's Republic of China, at 9:00 a.m. on Friday, 20th June, 2003.

The Annual General Meeting will deal with the following matters:

1. to consider and approve the working report of the Board of Directors for the year 2002;

2. to consider and approve the working report of the Supervisory Committee for the year 2002;

3. to consider and approve the audited financial statements and the auditors' reports for the year 2002;

4. to consider and approve the Company's profit distribution proposal for the year 2002 (see Note 1);

5. to consider and approve the re-appointments of Shanghai Zhonghua Certified Public Accountants as the Company's domestic auditors for the financial year ending 31st December, 2003 and PricewaterhouseCoopers, Certified Public Accountants, Hong Kong as the Company's international auditors for the financial year ending 31st December, 2003, and to authorise the Board of Directors to determine their remuneration;

6. to consider and approve the appointment of Mr. LI Fenghua as director of the Company (see Note 2); and

7. to consider and approve the appointment of Mr. XIE Rong as independent director of the Company (see Note 2).

                                             By order of the Board of Directors
                                                         LUO ZHUPING
                                             Secretary of the Board of Directors

29th April, 2003, Shanghai, PRC

Notes:

1.   2002 PROFIT DISTRIBUTION PROPOSAL

     On 29th April, 2003, the Board of Directors of the Company decided that no dividend is proposed to be declared for the financial year ended 31st December, 2002. The balance of the undistributed profits attributable to the Company's shareholders will be carried over to next year. The Company will not convert funds from the common reserve to increase its share capital during this period.

2. CANDIDATES FOR APPOINTMENT AS DIRECTORS OF THE COMPANY AND THEIR PERSONAL PARTICULARS

     MR. LI FENGHUA (NAME IN CHINESE CHARACTER), born in January, 1950, is the President of the Company. Mr. Li joined the civil aviation industry in 1968 and was deputy head, and subsequently became head, of the 26th Fleet of the Civil Aviation Administration of China from 1987 to 1992. From 1992 to 1996, Mr. Li served as vice-president, and then became president, of the Hubei branch of China Southern Airlines (Group). Since 1996, he became vice-president of China Southern Airlines Company Limited and vice-president of China Southern Airlines (Group). In 2000, Mr. Li became party secretary and vice-president of China Southern Airlines Company Limited. Since October, 2002, he has been serving as the President of the Company and vice-president of China Eastern Air Holding Company. Mr. Li graduated from the China Civil Aviation Senior Aviation School and holds

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     the title of First Class Pilot.

     MR. XIE RONGi (NAME IN CHINESE CHARACTER), born in November, 1952, is a doctor and a certified accountant in the People's Republic of China. Mr. Xie is currently the deputy head of Shanghai National Accounting Institute. He taught at the faculty of accounting of Shanghai University of Finance and Economics from December, 1985 to March, 1997, and had been an assistant professor, a professor, a doctorate-tutor and the deputy dean of the faculty. Mr. Xie was a partner of KPMG Huazhen from December, 1997 to October, 2002, and has, since October, 2002, been the deputy head of Shanghai National Accounting Institute. Mr. Xie graduated from Shanghai University of Finance and Economics and has a doctorate degree in Economics.

3.   PERSONS ENTITLED TO ATTEND THE MEETING

     Persons who hold A and H Shares and are registered as holders of A and H Shares on the register of members maintained by China Securities Depository and Clearing Corporation Limited, Shanghai Branch and Hong Kong Registrars Limited ("Hong Kong Registrars") at the close of business on 19th May, 2003 shall have the right to attend the Annual General Meeting after completing the registration procedures for attending the Annual General Meeting.

4.   REGISTRATION PROCEDURES FOR ATTENDING THE ANNUAL GENERAL MEETING

     (1) Holders of Domestic A Shares shall deposit their documents of certification of their shares and their authorised representatives' documents of identity with the Company at its place of business located at 2550 Hongqiao Road, Shanghai (for the attention of the Secretary Office of the Board of Directors) on or before 26th May, 2003. In case such holders are represented by authorised representatives, they shall also deliver their powers of attorney and copies of the attorney's documents of identity to the above place of business of the Company.

     (2) Holders of H Shares shall deliver their written replies for attending the Annual General Meeting, copies of transfers or copies of their share certificates or copies of receipts of share transfers, together with copies of their identity cards or other documents of identity, to the Company at its place of business stated above on or before 26th May, 2003. If proxies are appointed by shareholders to attend the Annual General Meeting, they shall, in addition to the aforementioned documents, deliver the proxy forms and copies of their identity cards or other documents of identity to the above place of business of the Company.

     (3) Shareholders can deliver the necessary documents for registration to the Company in the following ways: in person, by post or by facsimile. Upon receipt of such documents, the Company will complete the registration procedures for attending the Annual General Meeting and will dispatch to shareholders voting forms by post or by facsimile. Shareholders may present the voting forms when attending the Annual General Meeting as evidence of eligibility to attend the meeting.

5.   APPOINTING PROXIES

     (1) Shareholders who have the right to attend and vote at the Annual General Meeting are entitled to appoint in writing one or more proxies (whether a member of the Company or not) to attend and vote at the Meeting on their behalf.

     (2) The instrument appointing a proxy must be duly authorised in writing by the appointor or his attorney. If that instrument is signed by an attorney of the appointor, the power of attorney authorising that attorney to sign (or other documents of authorisation) must be notarially certified. For Domestic A Share holders, the notarially certified power of attorney or other documents of authorisation and proxy forms must be delivered to the registrar of the Company not less than 24 hours before the time scheduled for the convention of the Annual General Meeting before such documents would be considered valid. For H Share holders, the aforementioned documents must also be delivered to Hong Kong Registrars, the Registrar of H Shares of the Company, within the same time limit in order for such documents to be valid.

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     (3)  If more than one proxy has been appointed by any shareholder of the
          Company, such proxies shall not vote at the same time.

6.   DURATION OF THE ANNUAL GENERAL MEETING

     The Annual General Meeting is expected to last for half a day. Shareholders or their proxies attending the Annual General Meeting shall be responsible for their own accommodation and travel expenses.

7.   CLOSURE OF REGISTER

     The Company's register of members for H Shares will be closed from 20th May, 2003 to 19th June, 2003 (both days inclusive), during which period no transfers of H Shares will be registered. Holders of H Shares who wish to attend the Annual General Meeting and be listed on the distribution list for final dividends must deliver their instruments of transfer and the relevant share certificates to Hong Kong Registrars, the Registrar of H Shares of the Company, no later than 4:00 p.m. on 19th May, 2003.

     The address and contact details of Hong Kong Registrars are as follows:

     Hong Kong Registrars Limited
     Rooms 1712-1716, 17th Floor, Hopewell Centre,
     183 Queen's Road East, Wanchai,
     Hong Kong

     Tel: (852) 2862 8628
     Fax: (852) 2865 0990

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